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                                                                    Exhibit 21.1


                       IMAGYN MEDICAL TECHNOLOGIES, INC.

                        DIRECT AND INDIRECT SUBSIDIARIES


A.  Imagyn Medical Technologies California, Inc., a California corporation

    1.  Cybro Medical, Ltd., an Israeli corporation

    2. Richard-Allan Medical Industries (U.K) Limited, a United Kingdom corporation

B.  DACOMED CORPORATION, a Minnesota corporation ("Dacomed")

C.  ALLSTATE MEDICAL PRODUCTS, INC. a Minnesota corporation

D.  OSBON MEDICAL SYSTEMS, LTD., a Georgia corporation

E.  MICROSURGE,  INC., a Delaware corporation

F.  IMAGYN MEDICAL, INC., a Delaware corporation